Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.
Jounce Therapeutics Enters Into Agreement to Be Acquired by Concentra Biosciences for $1.85 in Cash per Share Plus Contingent Value Rights
CAMBRIDGE, Mass., March 27, 2023 – Jounce Therapeutics, Inc. (NASDAQ: JNCE) (“Jounce” or the “Company”), a clinical-stage company focused on the discovery and development of novel cancer immunotherapies and predictive biomarkers, today announced it has entered into a definitive merger agreement whereby Concentra Biosciences, LLC (“Concentra”) will acquire Jounce for $1.85 in cash per share plus a non-tradeable contingent value right (the “CVR”).
The $1.85 per share upfront consideration represents a premium of approximately 75% to Jounce’s closing share price immediately prior to the March 14, 2023, public disclosure of Concentra’s acquisition proposal.
Following a thorough review process conducted with the assistance of its legal and financial advisors, Jounce’s Board of Directors has determined that the acquisition by Concentra – of which Tang Capital Partners, LP is the controlling shareholder – is in the best interests of all Jounce shareholders, and has unanimously approved the merger agreement.
Jounce’s Board of Directors is no longer recommending the proposed all-share merger transaction (the “Redx Business Combination”) with Redx Pharma Plc (AIM:REDX) (“Redx”). The Jounce Board of Directors has notified Redx of the withdrawal of its recommendation in favor of the Redx Business Combination and termination of the co-operation agreement dated February 23, 2023 between Jounce and Redx.
In conjunction with the merger agreement, Jounce is implementing a workforce reduction of approximately 84% of its employees. This reduction is expected to be completed within the next month and Jounce will incur restructuring costs totaling approximately $6.5 million1. The remaining Jounce employees will work to complete the sale of the Company, conduct activities to maximize the value of the CVR, work to ensure that patients on the SELECT and INNATE trials have the opportunity to continue receiving therapy with vopratelimab, JTX-8064 and pimivalimab and to otherwise ensure a smooth transition to Concentra.
Pursuant and subject to the terms of the merger agreement, a subsidiary of Concentra will commence a tender offer by April 7, 2023 to acquire all outstanding shares of Jounce for $1.85 in cash per share at closing plus a non-tradeable CVR representing the right to receive 80% of the net proceeds payable for a period of ten years post-closing from any license or disposition of Jounce’s programs effected within two years of closing and 100% of the potential aggregate value of certain specified potential cost savings.
1 This amount is preliminary and subject to change upon completion of the Company’s 10-Q review for the period ended March 31, 2023.

Closing of the tender offer is subject to certain conditions, including the tender of Jounce shares representing at least a majority of the total number of outstanding shares as of immediately following the consummation of the offer; the availability of at least $110 million of cash and cash equivalents, net of any tail and closing costs, at closing, and other customary conditions. The acquisition is expected to close in the second quarter of 2023.
About Jounce Therapeutics
Jounce Therapeutics, Inc. is a clinical-stage immunotherapy company dedicated to transforming the treatment of cancer by developing therapies that enable the immune system to attack tumors and provide long-lasting benefits to patients through a biomarker-driven approach. Jounce currently has multiple development stage programs ongoing while simultaneously advancing additional early-stage assets from its robust discovery engine based on its Translational Science Platform. For more information, please visit www.jouncetx.com.
For further information, please contact:
Jounce Therapeutics, Inc.
Kim Drapkin
ir@jouncetx.com    T: +1-857-259-3840

Cowen (Financial Adviser to Jounce)    T: +1-646-562-1010
Tanya Joseph / Erik Schuchard / Giles Roshier    T: +44 (0)203 011 0460

Stern Investor Relations (Adviser to Jounce)
Julie Seidel    T: +1-212-362-1200

Longacre Square Partners (Adviser to Jounce)
Dan Zacchei / Rebecca Kral
Jounce@longacresquare.com
Important notices
Cowen Execution Services Limited ("Cowen"), which is authorised and regulated in the United Kingdom by the FCA, is acting exclusively as financial adviser to Jounce and no one else in connection with the Redx Business Combination and/or the proposed transaction with Concentra and will not be responsible to anyone other than Jounce for providing the protections afforded to clients of Cowen nor for providing advice in relation to the Redx Business Combination, the proposed transaction with Concentra , the contents of this press release or any other matters referred to in this press release. Neither Cowen nor any of its affiliates, nor any of Cowen's and such affiliates' respective members, directors, officers, controlling persons or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Cowen in connection with the Redx Business Combination, the proposed transaction with Concentra , this press release, any statement contained herein or otherwise.
Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding the anticipated timing of the Company’s reduction in force, including associated restructuring costs, the impact on ongoing clinical trials and the timing and closing of the proposed transaction. The words “estimates,” “expects,” “continues,” “intends,” “plans,” “anticipates,” “targets,” “may,” “will,” “would,” “could,” “should,” “potential,” “goal,” and “effort” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks related to the Company’s ability to execute on and realize the expected benefits of the reduction in force; actions of Redx in response to the proposed transaction with Concentra; the impact of actions of other parties with respect to the proposed transaction with Concentra; the possibility that competing offers will be made; the outcome of any legal proceedings that could be instituted against Jounce or its directors ; the risk that the transactions contemplated by the merger agreement may not be completed in a timely manner, or at all, which may adversely affect Jounce’s business and the price of its common stock; the failure to satisfy all of the closing conditions of the transactions contemplated by the merger agreement with Concentra; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Concentra; the effect of the announcement or pendency of the transactions contemplated by the merger agreement on Jounce’s business, and operating results; risks that the transactions contemplated by the merger agreement may disrupt Jounce’s current plans and business operations; risks related to the diverting of management’s attention from Jounce’s ongoing business operations; general economic and market conditions and the other risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023 and subsequent filings with the SEC. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the proposed transaction and/or Jounce and Jounce’s ability to successfully complete the proposed transaction. Jounce cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Jounce disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent Jounce’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.
Additional Information and Where to Find It
The tender offer for the outstanding shares of the Company referenced in this press release has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Concentra and its subsidiary will file with the SEC. At the time the tender offer is commenced, Concentra and its subsidiary will file tender offer materials on Schedule TO, and, thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.
THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT

INFORMATION. HOLDERS OF SHARES OF JOUNCE COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF JOUNCE COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.
The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company’s common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.jouncetx.com.
Publication on website
A copy of this Announcement shall be made available subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Jounce’s website at https://jouncetx.com/recommended-offer/ by no later than 12 noon (London time) on the Business Day following the date of this press release. For the avoidance of doubt, the contents of the website are not incorporated into and do not form part of this press release.